Exhibit 10.244

                              BOND PLEDGE AGREEMENT

THIS BOND PLEDGE AGREEMENT (this "Agreement") dated as of June 9, 2004, is between GM OLATHE, LLC, a Delaware limited liability company (the "Pledgor"), and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Secured Party"), and is acknowledged and agreed to by THE HUNTINGTON NATIONAL BANK, a national bank ("Huntington").

                                    RECITALS:

     A. The City of Olathe, Kansas (the "Issuer") issued up to a maximum principal amount of $120,000,000 of Industrial Revenue Bonds (Olathe Mall LLC Project), Series 1996A and 1996B (collectively, the "Bonds"), pursuant to that certain Trust Indenture dated as of June 1, 1996 (the "Indenture"), between the Issuer and Huntington, as Trustee.

     B. Pledgor agreed to purchase the Bonds pursuant to a Bond Purchase Agreement dated as of June 1, 1996, among Pledgor, as borrower, Pledgor, as purchaser, and the Issuer.

     C. Pledgor has agreed to pledge the Bonds to the Secured Party to secure certain indebtedness owing from the Pledgor to the Secured Party.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Security Interest. To secure the payment and performance of each and every debt, liability and obligation of every type and description which the Pledgor may now or anytime hereafter owe to the Secured Party (all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), Pledgor hereby grants Secured Party a first- priority security interest in the Bonds. To perfect this security interest, Pledgor agrees to deliver possession of the Bonds to the Secured Party.

     2. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants that: (a) Pledgor will duly endorse, in blank, the Bonds by signing on the Bonds or signing a separate document of assignment or transfer satisfactory to the Bank; (b) Pledgor is the owner of the Bonds free and clear of all liens, encumbrances, adverse claims, security interests and restrictions;
(c) Pledgor will keep the Bonds free and clear of all liens, encumbrances, adverse claims, security interests and restrictions, other than those in favor of the Secured Party; (d) upon delivery to the Secured Party of the security certificates evidencing the Bonds, the security interest granted to the Secured Party will constitute a valid, perfected first- priority security interest in the Bonds, free from any adverse claim; (e) Pledgor will not enter into any agreement or undertaking restricting the right or ability of the Secured Party to sell, assign or transfer any of the Bonds; (f) Pledgor will not transfer the Bonds to any other party without the express written consent of Secured Party;
(g) if Pledgor's interest in that certain

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Lease Agreement dated as of June 1, 1996 between the City of Olathe,  Kansas, as landlord, and Pledgor's predecessor-in-interest, as tenant, is assigned to another party, Secured Party shall have the right to require Pledgor to transfer the interest of Pledgor in the Bonds to such party, subject to this Agreement;
(h) from July 2, 1996 through the date hereof, Pledgor has received all payments of principal and interest due on the Bonds whether or not paid through Huntington, and no amount is due and owing on the Bonds as of the date hereof; and (i) Pledgor hereby selects LIBOR as the current Permitted Index (as defined in the Bonds) and the period commencing on the fifteenth (15th) day of each calendar month and ending on (and including) the fourteenth (14th) day of the following calendar month as the current Interest Period (as defined in the Bonds) for the Bonds from the date hereof and shall provide written notice to Huntington of any changes to that Permitted Index and Interest Period.

     3. Rights of Secured Party. The Secured Party agrees that Pledgor shall be entitled to receive all payments on, redemption premium or other distributions with respect to the Bonds and shall retain all voting rights with respect to the Bonds until an Event of Default (as hereafter defined) shall have occurred. Following the occurrence of an Event of Default, all interest, dividends and distributions shall be paid to the Secured Party and all voting rights with respect to the Bonds shall be vested in the Secured Party. Huntington shall be required to make such payments to the Secured Party only if the Secured Party has given written notice of the Event of Default to Huntington and provided written instructions to Huntington for payment. If, following the occurrence of an Event of Default, Pledgor shall come into possession of any such interest, dividends or distributions, Pledgor shall hold them in trust, segregated from Pledgor's other property, for the benefit of the Secured Party and forthwith deliver them to the Secured Party.

     4. Default and Remedies. Each of the following occurrences shall constitute an event of default under this Agreement (herein called an "Event of Default"):
(i) Pledgor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand or shall default under any material agreement governing the Obligations with the Secured Party; (ii) Pledgor shall voluntarily file or have involuntarily filed against it a petition under the United States Bankruptcy Code; or (iii) an Event of Default (as defined therein) shall have occurred and is continuing under the Lease Agreement dated as of June 1, 1996 (the "Lease Agreement"), between the Pledgor, as lessees, and the Issuer.

     Upon the occurrence of an Event of Default, the Pledgor agrees, upon the request of the Secured Party, to take all action necessary to transfer ownership of the Bonds to the Secured Party. Additionally, the Secured Party may exercise any and all rights and remedies available against Pledgor upon default to a secured party under New York law and the Uniform Commercial Code. All reasonable expenses and attorney's fees incurred by the Secured Party or its agents in connection with the exercise of remedies hereunder shall be payable out of the proceeds of any disposition of the Bonds and shall constitute Obligations.

     5. Waivers by Pledgor. None of the following acts or things (which Secured Party is authorized to do or not to do with or without notice to Pledgor) shall in any way affect or impair the security interest or Pledgor's liabilities and obligations hereunder: (a) any extension or renewal (whether or not for longer than the original period) of any or all of the Obligations; (b) any change in the terms of payment or other terms of any or all of the


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Obligations,  or any  substitution  or exchange of any evidence of any or all of the Obligations or collateral therefore, or any release of any collateral for any or all of the Obligations; (c) the failure or neglect to protect or preserve any Obligation or any collateral therefor, or to exercise any right which may be available to the Secured Party by law or agreement prior to or after an Event of Default or a default under any other agreement, or any delay in doing any of the foregoing; (d) the failure or neglect to ascertain or assure that the proceeds of any loan to Pledgor are used in any particular manner; and (e) the application or failure to apply in any particular manner any payments or credits upon the Obligations.

     6. Consent to Bonds, Transfer of Property and Mortgage. The Secured Party hereby consents to the borrowing of the proceeds of the Bonds by the Pledgor, as borrower, and the transfer of the Project (as described in the Lease (as defined in the Indenture)) from the Pledgor to the Issuer, and the lease of the Project from the Issuer to the Pledgor. The Secured Party is the holder of a mortgage on the Project securing $30,000,000 and dated June 9, 2004, to be submitted for recording and to be filed with the Johnson County Recorder's office on the date hereof (the "Mortgage"). The Secured Party consents to the transfer of the Project to the Issuer and the lease of the Project from the Issuer to the Pledgor pursuant to the Lease Agreement. The Secured Party agrees that it will not declare the debt secured by the Mortgage due as a result of such transfers.

     7. Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Bonds can be released only explicitly in a writing signed by Secured Party. This Agreement shall terminate upon payment in full or cancellation of the Bonds. Pledgor will reimburse Secured Party for all expenses, including legal fees, incurred by Secured Party in the protection, defense or enforcement of this Agreement, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to Secured Party. The laws of the State of New York shall govern this Agreement. If this Agreement is signed by more than one person as Pledgor, the term "Pledgor" shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and all property described in Section 1 shall be included as part of the Bonds, whether it is owned jointly by both or all Pledgors or is owned in whole or in part by one (or more) of them.

     8. Further Assurances. To further secure the indebtedness and obligations of Pledgor to the Secured Party, Pledgor agrees to take such action, and to execute and deliver, from time to time, any and all additional security agreements, guaranties, financing statements, notices of lien and other collateral documents, which the Secured Party may deem necessary or advisable. If any amount payable under or in connection with any of the Bonds shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be forthwith delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as collateral hereunder.

     9. Attorney-in-Fact. (a) Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in


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the place and stead of  Pledgor  and in the name of  Pledgor  or in the  Secured
Party's own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement,
including,   without  limitation,   any  financing   statements,   endorsements,
assignments or other instruments of transfer.

     (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 9(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interest created hereby are released.

     10. Limitation on Secured Party's Duties. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of Bonds in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

     11. Representations and Covenants of Huntington. (a) Huntington hereby represents and warrants as of the date hereof as follows:

     (i) The outstanding principal balance of the Bonds is $80,000,000.00.

     (ii) Pledgor is the registered holder of the Bonds.

     (b) Huntington hereby recognizes the restrictions on transfer of the Bonds contained herein and hereby covenants not to record any transfer of the Bonds as effective without the express written consent of the Secured Party.

     12. Offset of Basic Rent Payments. So long as Pledgor is the owner or beneficial owner of 100% of the Bonds and the lessee under the Lease Agreement, the parties hereto agree that Pledgor may, and Pledgor hereby elects to, offset all payments of Basic Rent owned by it against all of the principal and interest next due or then due to it as owner of the Bonds; Pledgor shall continue to pay any and all Additional Rent as required by the Lease Agreement. This election shall remain in effect as to all future Basic Rent payments until Pledgor shall give written notice to Huntington revoking this offset election and Secured Party shall give its consent thereto. In order to document such Basic Rent payment offsets, each Basic Rent payment offset will be evidenced by appropriate entries in the financial records of the Pledgor without the necessity of any transfer of funds on the part of Pledgor. For purposes of the Lease Agreement, the amount of Basic Rent payment so offset by Pledgor shall be treated as a Basic Rent payment made, paid and credited to Pledgor on the applicable Basic Rent payment date.


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     Agreed to this 9th day of June, 2004.

                 PLEDGOR:

                 GM OLATHE, LLC, a Delaware limited liability company

                 By: GM MEZZ, LLC, a Delaware limited liability company,
                     its sole member

                     By:  GREAT PLAINS METROMALL, LLC, a Delaware
                          limited liability company, its sole member

                          By: GLIMCHER PROPERTIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership,
                              its sole member

                              By: GLIMCHER PROPERTIES CORPORATION, a
                                  Delaware corporation, its sole general partner


                                  By: /s/ George A. Schmidt
                                      ----------------------------------
                                      Name:  George A. Schmidt
                                      Title: Executive Vice President


                 SECURED PARTY:

                 MORGAN STANLEY MORTGAGE CAPITAL INC., a
                 New York corporation


                 By: /s/ Kevin A. Swartz
                     -----------------------------
                     Name:  Kevin A. Swartz
                     Title: Vice President



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